Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Amendment No. 2 on Form S-1 of our report dated September 20, 2024, relating to the financial statements of Bold Eagle Acquisition Corp. as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 11, 2024